EXHIBIT 5.1

WYRICK ROBBINS YATES & PONTON LLP

Attorneys at Law

The Summit

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607-7506

November 25, 2003

Incara Pharmaceuticals Corporation

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina 27709

Re:	Registration Statement on Form S-8

Gentlemen:

We have examined the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed by Incara Pharmaceuticals Corporation, a Delaware corporation (formerly known as Incara, Inc., the “Company”), with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”), in connection with the assumption by the Company of the Registration Statements on Form S-8 (Nos. 333-99421, 333-98637, 333-98635, 333-58754, 333-33636, 333-94169, 333-53017 and 333-12923) of Incara Pharmaceuticals Corporation (the “Prior Registrant”) and the stock plans thereunder (the “Plans”). We understand that the shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), are to be issued pursuant to the Plans. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your securities counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable state securities laws, the Shares, when issued in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus relating thereto, and any amendments thereto.

Very truly yours,

/s/    Wyrick Robbins Yates & Ponton LLP